SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 18, 2000


                                 OLD NIGHT, INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)



                               000-28427 870621120
           (Commission File Number) (IRS Employer Identification No.)


        ALUMINUM TOWER 5TH FLOOR, 2 LIMASSOL AVENUE, 2003 NICOSIA, CYPRUS
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (357) 233-6933


             4700 S 900 EAST, SUITE 41B, SALT LAKE CITY, UTAH 84117
                  (Former address if changed since last report)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

On May 5, 2000, Deremie Enterprises Limited, a company wholly owned by Xenios Xenopoulos, pursuant to a purchase and sale agreement dated March 6, 2000 and amended May 2, 2000 (together the "Purchase Agreement") acquired 9,000 shares in the common stock of Old Night, Inc., the Registrant, from the holdings of Jon and Lorretta Heidelberger. This sale represents approximately 1.8% of the issued and outstanding shares of the common stock of the Registrant. Jon and Lorretta Heidelberger were the sole officers and directors of the Company. On May 18, 2000, in connection with the foregoing, Jon and Lorretta Heidelberger, the current officers and directors of the Registrant resigned and Xenios Xenopoulos was elected to replace them.

ITEM 6. RESIGNATION OF DIRECTORS
Jon Heidelberger and Lorretta Heidelberger, the officers and directors of the Company, resigned and the following director was elected to replace them: Xenios Xenopoulos, President, Secretary, Treasurer and Director.

ITEM 7.  FINANCIAL STATEMENTS

         Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable.

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EXHIBITS

17.1 Letter regarding resignation of director.


SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD NIGHT, INC.

 By:

    /s/ Xenios Xenopoulos
_________________________________
Xenios Xenopoulos, President

 And:

   /s/ Xenios Xenopoulos
_________________________________
 Xenios Xenopoulos, Secretary and Treasurer

Dated: May 18, 2000